Tidal Trust II 485BPOS

Exhibit 99.(d)(xvi)(xiii)

FIFTEENTH AMENDMENT TO THE

TIDAL TRUST II

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

This Fifteenth Amendment to the Investment Advisory Agreement (the “Amendment”) is made as of September 16, 2025, by and between TIDAL TRUST II (the “Trust”) and TIDAL INVESTMENTS LLC (the “Adviser”).

BACKGROUND:

A.	The Trust and the Adviser have entered into an Investment Advisory Agreement dated as of August 15, 2023, as amended to date (the “Agreement”) pursuant to which the Adviser is engaged by the Trust to serve as the investment adviser to each Fund identified on the then-current Schedule A to the Agreement.

B.	The Trust and the Adviser desire to amend and restate Schedule A to the Agreement to add new Funds. In particular, the parties desire to amend and restate Schedule A to:

Add the following new Funds:

Defiance Daily Target 2X Long AEO ETF

Defiance Daily Target 2X Long ALAB ETF

Defiance Daily Target 2X Long APLD ETF

Defiance Daily Target 2X Long AVAV ETF

Defiance Daily Target 2X Long BLSH ETF

Defiance Daily Target 2X Long DASH ETF

Defiance Daily Target 2X Long ET ETF

Defiance Daily Target 2X Long FIG ETF

Defiance Daily Target 2X Long IREN ETF

Defiance Daily Target 2X Long JOBY ETF

Defiance Daily Target 2X Long KTOS ETF

Defiance Daily Target 2X Long LMND ETF

Defiance Daily Target 2X Long MP ETF

Defiance Daily Target 2X Long MRNA ETF

Defiance Daily Target 2X Long NBIS ETF

Defiance Daily Target 2X Long NVTS ETF

Defiance Daily Target 2X Long OSCR ETF

Defiance Daily Target 2X Long PONY ETF

Defiance Daily Target 2X Long QS ETF

Defiance Daily Target 2X Long RBRK ETF

Defiance Daily Target 2X Long RCAT ETF

Defiance Daily Target 2X Long ZETA ETF

Defiance SCHD Target 10 Income ETF

Reflect the following name change:

Defiance Hot Sauce 2X Strategy ETF to Defiance Hot Sauce Daily 3X Strategy ETF

Defiance Nasdaq 100 Target 30 Income ETF to Defiance Nasdaq 100 Enhanced Options & 0DTE Income ETF

Defiance S&P 500 Target 30 Income ETF to Defiance S&P 500 Enhanced Options & 0DTE Income ETF

Defiance R2000 Target 30 Income ETF to Defiance R2000 Enhanced Options & 0DTE Income ETF

C.	Section 21 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties.

D.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties herein above set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Amended and Restated Schedule A, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL TRUST II		TIDAL INVESTMENTS LLC
on behalf of its series listed on Amended Schedule A

By:	/s/ Eric Falkeis	By:	/s/ Daniel Carlson
Name:	Eric Falkeis	Name:	Daniel Carlson
Title:	Principal Executive Officer5VhS]	Title:	Co-Founder & Chief of Staff
Date:	09/17/2025	Date:	09/17/2025

Amended AND RESTATED

Schedule A

to the

TIDAL TRUST II

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

(September 16, 2025)

Fund Name	Advisory Fee
Defiance Nasdaq 100 Enhanced Options & 0DTE Income ETF	0.99%
Defiance S&P 500 Enhanced Options & 0DTE Income ETF	0.99%
Defiance R2000 Enhanced Options & 0DTE Income ETF	0.99%
Defiance Treasury Alternative Yield ETF	0.75%
Defiance Developed Markets Enhanced Options Income ETF	0.99%
Defiance Emerging Markets Enhanced Options Income ETF	0.99%
Defiance Nasdaq 100 Income Target ETF	0.85%
Defiance S&P 500 Income Target ETF	0.85%
Defiance R2000 Income Target ETF	0.85%
Defiance Gold Enhanced Options Income ETF	0.99%
Defiance Silver Enhanced Options Income ETF	0.99%
Defiance Oil Enhanced Options Income ETF	0.99%
Defiance Treasury Enhanced Options Income ETF	0.99%
Defiance Daily Target 2X Long Ether ETF	0.95%
Defiance Daily Target 2X Short MSTR ETF	1.29%
Defiance Daily Target 2X Long RIOT ETF	0.95%

Defiance Daily Target 2X Long Copper ETF	0.95%
Defiance Daily Target 2X Long China Dragons ETF	0.95%
Defiance Daily Target 2X Long LLY ETF	1.29%
Defiance Daily Target 2X Long MSTR ETF	1.29%
Defiance Daily Target 2X Long NVO ETF	1.29%
Defiance Daily Target 2X Long AVGO ETF	1.29%
Defiance Daily Target 2X Long SMCI ETF	1.29%
Defiance Daily Target 2X Long Solar ETF	0.95%
Defiance Daily Target 2X Long Uranium ETF	0.95%
Defiance Daily Target 2X Short Ether ETF	0.95%
Defiance Large Cap ex-Mag 7 ETF	0.35%
Defiance Daily Target 2X Long SOFI ETF	1.29%
Defiance Daily Target 2X Long AMAT ETF	1.29%
Defiance Daily Target 2X Long GOLD ETF	1.29%
Defiance Daily Target 2X Long ORCL ETF	1.29%
Defiance Daily Target 2X Long FSLR ETF	1.29%
Defiance Daily Target 2X Long DKNG ETF	1.29%
Defiance Hot Sauce Daily 3X ETF	1.49%
Defiance AI & Power Infrastructure ETF	0.69%
Defiance Leveraged Long MSTR ETF	1.29%
Defiance Leveraged Long + Income MSTR ETF	1.29%
Defiance Daily Target 2X Long HIMS ETF	1.29%
Defiance Daily Target 2X Long IONQ ETF	1.29%
Defiance Daily Target 2X Long RKLB ETF	1.29%
Defiance Daily Target 2X Long CVNA ETF	1.29%

Defiance Daily Target 2X Long HOOD ETF	1.29%
Defiance Daily Target 2X Long VST ETF	1.29%
Defiance Daily Target 2X Long JPM ETF	1.29%
Defiance Daily Target 2X Long PENN ETF	1.29%
Defiance Daily Target 2X Long SOUN ETF	1.29%
Defiance Daily Target 2X Long MRVL ETF	1.29%
Defiance Daily Target 2X Long RGTI ETF	1.29%
Defiance Daily Target 2X Short RIOT ETF	1.29%
Defiance Daily Target 2X Short SMCI ETF	1.29%
Defiance Daily Target 2X Short LLY ETF	1.29%
Defiance Daily Target 2X Long DJT ETF	1.29%
Defiance Daily Target 2X Long RDDT ETF	1.29%
Defiance Trillion Dollar Club Index ETF	0.49%
Defiance Nasdaq 100 LightningSpread™ Income ETF	0.99%
Defiance S&P 500 LightningSpread™ Income ETF	0.99%
Defiance Russell 2000 LightningSpread™ Income ETF	0.99%
Defiance Daily Target 2X Short CVNA ETF	1.29%
Defiance Daily Target 2X Short IONQ ETF	1.29%
Defiance Daily Target 2X Short PLTR ETF	1.29%
Defiance Daily Target 2X Short RKLB ETF	1.29%
Defiance Daily Target 2X Long ARM ETF	1.29%
Defiance Daily Target 2X Long UBER ETF	1.29%
Defiance Daily Target 2X Long ANET ETF	1.29%
Defiance Daily Target 2X Long PM ETF	1.29%
Defiance Daily Target 2x Long OKLO ETF	1.29%

Defiance Daily Target 2x Long QBTS ETF	1.29%
Defiance Daily Target 2x Short RGTI ETF	1.29%
Defiance Daily Target 2x Short QBTS ETF	1.29%
Defiance Nasdaq 100 Double Short Hedged ETF	1.29%
Defiance 2X Daily Long Pure Quantum ETF	1.29%
Defiance MAGA Seven ETF	0.59%
Defiance Vol Carry Hedged ETF	0.99%
Defiance Enhanced Short Vol ETF	1.49%
Defiance Enhanced Long Vol ETF	1.49%
Defiance Leveraged Long + Income AAPL ETF	1.49%
Defiance Leveraged Long + Income AMD ETF	1.49%
Defiance Leveraged Long + Income AMZN ETF	1.49%
Defiance Leveraged Long + Income BRK.B ETF	1.49%
Defiance Leveraged Long + Income COIN ETF	1.49%
Defiance Leveraged Long + Income GOOGL ETF	1.49%
Defiance Leveraged Long + Income HIMS ETF	1.49%
Defiance Leveraged Long + Income HOOD ETF	1.49%
Defiance Leveraged Long + Income META ETF	1.49%
Defiance Leveraged Long + Income NFLX ETF	1.49%
Defiance Leveraged Long + Income NVDA ETF	1.49%
Defiance Leveraged Long + Income PLTR ETF	1.49%
Defiance Leveraged Long + Income SMCI ETF	1.49%
Defiance Leveraged Long + Income TSLA ETF	1.49%
Defiance Leveraged Long + Income Magnificent Seven ETF	1.49%
Defiance Leveraged Long + Income Nasdaq 100 ETF	1.49%

Defiance Leveraged Long + Income S&P 500 ETF	1.49%
Defiance Leveraged Long + Income Ethereum ETF	1.49%
Defiance Leveraged Long + Income Bitcoin ETF	1.49%
Defiance Leveraged Long + Income CRCL ETF	1.49%
Defiance Leveraged Long + Income CRWV ETF	1.49%
Defiance Leveraged Long + Income GLXY ETF	1.49%
Defiance Daily Target 2X Long AEO ETF	1.29%
Defiance Daily Target 2X Long ALAB ETF	1.29%
Defiance Daily Target 2X Long APLD ETF	1.29%
Defiance Daily Target 2X Long AVAV ETF	1.29%
Defiance Daily Target 2X Long BLSH ETF	1.29%
Defiance Daily Target 2X Long DASH ETF	1.29%
Defiance Daily Target 2X Long ET ETF	1.29%
Defiance Daily Target 2X Long FIG ETF	1.29%
Defiance Daily Target 2X Long IREN ETF	1.29%
Defiance Daily Target 2X Long JOBY ETF	1.29%
Defiance Daily Target 2X Long KTOS ETF	1.29%
Defiance Daily Target 2X Long LMND ETF	1.29%
Defiance Daily Target 2X Long MP ETF	1.29%
Defiance Daily Target 2X Long MRNA ETF	1.29%
Defiance Daily Target 2X Long NBIS ETF	1.29%
Defiance Daily Target 2X Long NVTS ETF	1.29%
Defiance Daily Target 2X Long OSCR ETF	1.29%
Defiance Daily Target 2X Long PONY ETF	1.29%
Defiance Daily Target 2X Long QS ETF	1.29%

Defiance Daily Target 2X Long RBRK ETF	1.29%
Defiance Daily Target 2X Long RCAT ETF	1.29%
Defiance Daily Target 2X Long ZETA ETF	1.29%
Defiance SCHD Target 10 Income ETF	1.29%

[remainder of page left intentionally blank]